UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

GLOBAL INTERACTIVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41763	88-1368281
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160, Yeouiseo-ro, Yeongdeungpo-gu
Seoul, Republic of Korea	07231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +82-2-2564-8588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GITS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2026, Global Interactive Technologies, Inc. (the “Company”) closed a Securities Purchase Agreement (the “Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC (“FirstFire”), in connection with a private placement offering of a convertible promissory note in the original principal amount of $550,000.00 (the “Note”).

Pursuant to the Purchase Agreement, FirstFire purchased the Note with an original issue discount of $44,000.00 and net proceeds to the Company of $506,000.00.

The Note bears interest at 9% per annum and matures 12 months after issuance. The Note is subject to a default penalty that increases the principal amount by 25% and includes customary events of default, covenants and remedies. The Note permits full prepayment by the Company, subject to the terms set forth in the Note.

If an event of default occurs under the Note, FirstFire may, on any calendar day, at any time on or following the date that the event of default occurs, elect to convert the then-outstanding principal amount and interest into shares of the Company’s common stock at a conversion price equal to 85% of the volume-weighted average price of the Company’s common stock during the fifteen (15) trading day period ending on the latest complete trading day prior to the applicable conversion date, representing a 15% discount to market price. Upon the occurrence and continuation of an event of default, the outstanding balance of the Note is automatically increased to 125% of the sum of unpaid principal and accrued interest. In addition, the principal balance of the Note shall increase by $5,000.00 on the 1st of each calendar month after the date of the occurrence of an event of default until the Note is repaid in the entirety.

 The Purchase Agreement also provides FirstFire with piggyback registration rights at any time on or after closing, subject to customary exceptions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Note constitutes a direct financial obligation of the Company.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02. The Note and any shares of common stock issued upon conversion thereof were issued and sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated April 22, 2026, by and between the Company and FirstFire Global Opportunities Fund, LLC
10.2	Convertible Promissory Note, dated April 22, 2026, by and between the Company and FirstFire Global Opportunities Fund, LLC.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Interactive Technologies, Inc.

	By:	/s/ Taehoon Kim
Date: April 28, 2026	Name:	Taehoon Kim
	Title:	Chief Executive Officer